Exhibit 21.0

List of Subsidiaries of the Company

Subsidiaries	Shareholders	Ownership%
Business Objects Australia Pty Ltd	Business Objects S.A.	100.00%

Business Objects Asia Pacific Pte Ltd	Business Objects S.A.	100.00%

Business Objects Holding B.V.	Business Objects S.A.	100.00%

Business Objects Nihon B.V.	Business Objects Holding B.V	100.00%

Business Objects Nederland B.V.	Business Objects Holding B.V	100.00%

Business Objects Japan KK	Business Objects S.A.	100.00%

Business Objects BeLux S.A./N.V.	Business Objects S.A.	99.96%

Business Objects Deutschland GmbH	Business Objects S.A.	100.00%

Business Objects Iberica S.L	Business Objects S.A.	99.98%

Business Objects Italia S.p.A	Business Objects S.A.	100.00%

Business Objects Nordic A.B.	Business Objects S.A.	100.00%

Business Objects Switzerland Ltd.	Business Objects S.A.	100.00%

Business Objects (U.K.) Ltd	Business Objects S.A.	100.00%

Business Objects Americas, Inc.	Business Objects S.A.	100.00%

Business Objects Canada, Inc.	Business Objects S.A.	100.00%

Ithena U.K. Ltd	Business Objects Americas, Inc	100.00%

Set Analyzer Ltd.	Business Objects Americas, Inc	100.00%

Business Objects Holding, Inc	Business Objects Americas, Inc	100.00%

Business Objects Canada Co	Business Objects Holding, Inc	100.00%

Blue Edge Software Ltd	Business Objects Americas, Inc	100.00%

Alphadere Limited	Blue Edge Software Ltd	100.00%

Business Objects Brazil Ltda	Business Objects S.A.	100.00%